UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2011

ARNO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-52153	52-2286452
(Commission File Number)	(IRS Employer
Identification No.)
4 Campus Drive, 2nd Floor
Parsippany, NJ 07054
(Address of principal executive offices and Zip Code)

(862) 703-7170
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes in Management

On April 25, 2011 (the “Effective Date”), Arno Therapeutics, Inc. (the “Company”) appointed Glenn Mattes as its President, Chief Executive Officer, and member of its Board of Directors (the “Board”), effective immediately.  Mr. Mattes, age 55, has over 25 years of commercialization and general management experience across a wide range of businesses.  Since 2002, Mr. Mattes had served as the President of Tibotec Therapeutics, a Johnson & Johnson operating company focused on oncology and virology therapeutics, where he led the organization responsible for the development, marketing and sales of novel antiretroviral compounds in North America.  Mr. Mattes does not have a family relationship with any member of the Board or any executive officer of the Company.

The terms of Mr. Mattes’s employment with the Company are set forth in an Employment Agreement dated as of the Effective Date (the “Employment Agreement”).  The Employment Agreement provides for a three-year term expiring on April 25, 2014 (the “Term”), subject to automatic renewal for successive one-year periods until either party provides the other party with at least 90 days’ prior written notice of nonrenewal.  Pursuant to the Employment Agreement, Mr. Mattes will receive an initial annualized base salary of $100,000 for a period of one year, after which his base salary will be increased to $350,000 per year, subject to further increases on an annual basis in accordance with the consumer price index plus 1%.  The Employment Agreement further provides that, subject to the successful achievement of specific performance objectives to be established by the Board, Mr. Mattes will be eligible to receive an annual performance bonus of up to 50% of his annualized base salary; provided, however, that Mr. Mattes will be eligible to receive a performance bonus of up to $175,000 during the first year of the Term.  In the event of a “Change of Control” (as defined in the Company’s 2005 Stock Option Plan, or the Plan), Mr. Mattes shall receive a cash bonus in an amount equal to the greater of (a) $100,000, and (b) 0.15% of the amount by which the aggregate consideration to be received by the Company and/or its stockholders in connection with such Change of Control exceeds $100,000,000.

Pursuant to the Employment Agreement, on the Effective Date, Mr. Mattes was granted 10-year options to purchase a total of 2,354,379 shares of the Company’s common stock at an exercise price equal to $1.00 per share.  Options relating to 60% of such shares are designated as  “Employment Options” and options relating to the remaining 40% of the shares are designated as “Performance Options.”   The right to purchase 25% of the shares subject to the Employment Options will vest and become exercisable on April 25, 2012, and thereafter the remaining shares subject to the Employment Options will vest and become exercisable in 24 equal monthly installments.  The right to purchase the shares subject to the Performance Options shall vest and become exercisable, if at all, in three equal annual installments during the Term, subject to the successful achievement of specific performance objectives to be established by the Board.   In addition, Mr. Mattes was granted 250,000 shares of the Company’s common stock (the “Restricted Shares”) on the Effective Date.   The Restricted Shares shall vest in 12 equal monthly installments beginning on May 25, 2011.  The Employment Options, Performance Options, and Restricted Shares were awarded to Mr. Mattes pursuant to the Plan.

The Employment Agreement provides that if the Company terminates Mr. Mattes without “Cause,” or if he resigns for “Good Reason” (each as defined in the Employment Agreement), then he shall be entitled to: (i) any earned but unpaid performance bonus; (ii) continued payment of his then current annualized base salary for a period of 12 months; (iii) an acceleration in the vesting of the Employment Options and Restricted Shares such that all unvested Employment Options and Restricted Shares shall be deemed vested as if Mr. Mattes had remained continuously employed with the Company for one year following his termination date; and (iv) the vesting of all earned but unvested Performance Options.  In addition to the foregoing, in the event that Mr. Mattes’s employment is terminated in connection with a “Change in Control” (as defined in the Employment Agreement), then Mr. Mattes shall also be entitled to the immediate vesting of all unvested Employment Options, Performance Options, and Restricted Shares.

Also on April 25, 2011, the Company and Mr. Mattes entered into an indemnification agreement (the “Indemnification Agreement”). The Indemnification Agreement provides rights that supplement those provided under the Delaware General Corporation Law and in the Company’s certificate of incorporation and bylaws. The Indemnification Agreement provides for the indemnification of Mr. Mattes for certain reasonable expenses and liabilities incurred in connection with any action, suit, or proceeding to which he is a party, or is threatened to be made a party, by reason of the fact that he is or was an officer, director, employee, agent or fiduciary of the Company, by reason of any action or inaction by him while serving as an officer, director, employee, agent or fiduciary or by reason of the fact that he was serving at the Company’s request as an officer, director, employee, agent or fiduciary of another entity. Under the Indemnification Agreement, indemnification will only be provided in situations where Mr. Mattes acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Company’s best interest, and, with respect to any criminal action or proceeding, in situations where he had no reasonable cause to believe the conduct was unlawful. In the case of an action or proceeding by or in the right of the Company, no indemnification will be provided for any claim where a court determines that Mr. Mattes is liable to the Company, unless and to the extent that the court determines that such indemnification may be made.

Upon his appointment as President and Chief Executive Officer, Mr. Mattes succeeded David M. Tanen, who had served as the Company’s President since June 2009.  Mr. Tanen will continue in his roles as a member of the Board and as the Company’s corporate secretary.

Effective as of the appointment of Mr. Mattes as a director, Peter M. Kash resigned from the Board.

The foregoing descriptions of the material terms of the Employment Agreement and Indemnification Agreement are qualified in their entirety by reference to the full text of the agreements, which are attached hereto and incorporated by reference herein as Exhibits 10.1 and 10.2, respectively.  A copy of the Company’s press release issued April 28, 2011, announcing Mr. Mattes’s appointment is attached hereto and incorporated by reference herein as Exhibit 99.1.

Amendment of Stock Option Plan

On April 25, 2011, the Board approved an amendment to the Plan to increase the number of shares of the Company’s common stock issuable thereunder from 2,990,655 to 7,000,000 shares.

Item 9.01.        Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between Arno Therapeutics, Inc. and Glenn Mattes, dated April 25, 2011.
10.2	Indemnification Agreement by and between Arno Therapeutics, Inc. and Glenn Mattes, dated April 25, 2011.
99.1	Press Release issued by Arno Therapeutics, Inc. on April 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2011

Arno Therapeutics, Inc.

By:	/s/ Scott L. Navins
Scott L. Navins, Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement by and between Arno Therapeutics, Inc. and Glenn Mattes, dated April 25, 2011.
10.2	Indemnification Agreement by and between Arno Therapeutics, Inc. and Glenn Mattes, dated April 25, 2011.
99.1	Press Release issued by Arno Therapeutics, Inc. on April 28, 2011.